Exhibit 99.1

FREMONT, Calif. — (BUSINESS WIRE) – December 11, 2017 — Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced that its wholly-owned subsidiary, Ichor Holdings, LLC, has closed the previously announced acquisition of Talon Innovations Corporation (Talon), a leader in the design and manufacturing of high precision machined parts used in leading edge semiconductor tools.

“The completion of this acquisition is very exciting for Ichor and our shareholders” said Tom Rohrs, Chairman and Chief Executive Officer of Ichor. “Talon provides another key element in the design and manufacturing of complex semiconductor tools and is highly complimentary to our existing business.”

As previously announced, the acquisition is projected to be accretive to Ichor’s gross profit, gross margin and non-GAAP adjusted diluted earnings per share in 2018.

About Ichor Holdings

Ichor is a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. Our primary offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as electroplating and cleaning. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. Ichor is headquartered in Fremont, CA. www.ichorsystems.com.

Safe Harbor Statement

This press release contains forward-looking statements that may state Ichor’s or its management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “project,” “anticipate,” “forecast,” “plan,” “believe,” and similar terms. Although Ichor believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to: (1) the integration of Talon with Ichor, including the ability to retain customers, suppliers and key employees, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (11) dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor’s filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of Ichor’s Annual Report on Form 10-K and Quarterly Reports on 10-Q. Any forward looking information presented herein is made only as of the date of this press release, and Ichor does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Source: Ichor Holdings, Ltd.

Ichor Holdings, Ltd.

Jeff Andreson, 1-510-897-5200

IR@ichorsystems.com